Exhibit 99.1

Truist completes previously announced sale of minority stake in Truist Insurance Holdings to

Stone Point Capital

CHARLOTTE, N.C. and GREENWICH, Conn. – April 3, 2023 – Truist (NYSE: TFC) announced today that it has completed the previously announced sale of a 20% stake in Truist Insurance Holdings, LLC, a subsidiary of Truist and the sixth-largest insurance brokerage in the United States, to funds managed by Stone Point Capital, a leading private equity firm focused on the global financial services industry, for $1.95 billion, representing an aggregate value of $14.75 billion. Mubadala Investment Company and other co-investors also participated in the investment with Stone Point.

The transaction strategically positions Truist Insurance Holdings and Truist for long-term success and growth and demonstrates the significant value of the insurance business. Truist will continue to maintain strategic flexibility and future upside in Truist Insurance Holdings through its 80% majority ownership stake. Truist Insurance Holdings will continue to benefit from Truist’s operations, access to capital, and client relationships. Additionally, Stone Point’s role as a strong capital partner with deep industry expertise is expected to enable future growth opportunities.

“This investment is a testament to the quality and success of Truist Insurance Holdings and our teammates,” said Truist Chairman and CEO Bill Rogers. “We look forward to continuing our longstanding relationship with Stone Point to grow our insurance business and further deepen our partnerships with clients and the communities we serve, while also preserving significant strategic and financial flexibility in the business.”

Truist Insurance Holdings will continue to be led by Chairman and CEO John Howard and will be overseen by a five-person board, with four members appointed by Truist and one member appointed by Stone Point. The transaction increases Truist’s Common Equity Tier 1 ratio by approximately 30 basis points. Truist also continues to expect the transaction to be relatively neutral to earnings per share.

“This partnership highlights the value of our business, people and brands,” said Howard. “Stone Point’s investment creates more capacity for our business to grow while bolstering our competitive position as our industry continues to consolidate. Consequently, I view this partnership as the best of both worlds – maintaining our strong relationship with Truist while also gaining an experienced partner in Stone Point.”

About Truist

Truist Financial Corporation is a purpose-driven financial services company committed to inspiring and building better lives and communities. Truist has leading market share in many high-growth markets in the country and offers a wide range of products and services through our retail and small business banking, commercial banking, corporate and investment banking, insurance, wealth management, and specialized lending businesses. Headquartered in Charlotte, North Carolina, Truist is a top 10 U.S. commercial bank with total assets of $555 billion as of December 31, 2022. Truist Bank, Member FDIC. Learn more at Truist.com.

About Truist Insurance Holdings

Truist Insurance Holdings, LLC the sixth-largest insurance broker in the U.S. and seventh-largest in the world, is a subsidiary of Truist Financial Corporation (NYSE: TFC). Headquartered in Charlotte, NC, Truist Insurance Holdings operates more than 250 offices through its Wholesale, Retail, and Insurance Services divisions. To learn more, visit www.truistinsurance.com.

About Stone Point

Stone Point is an investment firm based in Greenwich, CT, with over $45 billion of assets under management. Stone Point targets investments in companies in the global financial services industry and related sectors. The firm invests in a number of alternative asset classes, including private equity through its flagship Trident Funds. Stone Point also manages both liquid and private credit funds and managed accounts. In addition, Stone Point Capital Markets supports our firm, portfolio companies and other clients by providing dedicated financing solutions. For more information, please visit https://www.stonepoint.com/.

About Mubadala Investment Company

Mubadala Investment Company is a sovereign investor managing a global portfolio, aimed at generating sustainable financial returns for the Government of Abu Dhabi. Mubadala’s $284 billion portfolio spans six continents with interests in multiple sectors and asset classes. It leverages its deep sectoral expertise and long-standing partnerships to drive sustainable growth and profit, while supporting the continued diversification and global integration of the economy of the United Arab Emirates. For more information about Mubadala Investment Company, please visit: www.mubadala.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of Truist and TIH. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “would,” “could” and other similar expressions are intended to identify these forward-looking statements. Forward-looking statements are not based on historical facts but instead represent management’s expectations and assumptions regarding the company’s business, the economy and other future conditions. Therefore, such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include the risks and uncertainties more fully discussed under Item 1A-Risk Factors in Truist’s most recently filed Annual Report on Form 10-K and in Truist’s subsequent filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, Truist undertakes no obligation to revise or update any forward-looking statements.

Truist Investor Contact:

Ankur Vyas

404-827-6714

investors@truist.com

Truist Media Contact:

Kyle Tarrance

media@truist.com

Truist Insurance Holdings Media Contact:

Kedar Bryan

Kedar.bryan@truist.com

Stone Point Contact:

Mary Manin

203-862-3126

mmanin@stonepoint.com